Exhibit 5.1
                                                                     -----------
                                 [Letterhead of
                             ANDREWS & KURTH L.L.P.]


                                December 4, 2002


Rushmore Financial Group, Inc.
13355 Noel Road, Suite 300
Dallas, Texas 75240

Ladies and Gentlemen:

         We have acted as counsel to Rushmore Financial Group, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of up to 490,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company which will be issued pursuant to (i) the Business Advisory & Financial Consulting Services Agreement dated as of July 30, 2002, by and between the Company and Ascendiant Capital Group, LLC and (ii) the Consulting Agreement dated as of August 26, 2002, by and between the Company and Ronen Canetti, dba ShugSoft (the "Consulting Agreements").

         In arriving at the opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Consulting Agreements, (ii) the Articles of Incorporation and Bylaws of the Company, as amended to date, (iii) the Registration Statement and (iv) such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of all documents submitted to us as originals. In addition, we have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Texas Business Corporation Act.

         Based  upon  the  foregoing,   and  subject  to  the   limitations  and
assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued against payment (or delivery) of the consideration therefor, will be validly issued, fully paid and nonassessable.

Rushmore Financial Group, Inc.
December 4, 2002
Page 2


         We express no opinion other than as to the federal laws of the United States of America and the laws of the State of Texas. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.


                                            Very truly yours,

                                            /s/ Andrews & Kurth L.L.P.



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